                                                                    EXHIBIT 4.8


                         COLLATERAL SECURITY AGREEMENT

          This COLLATERAL SECURITY AGREEMENT is entered into as of November 6, 2000 (the "Security Agreement"), by and between Ampex Corporation, a Delaware corporation with a chief executive office located at 500 Broadway, Redwood City, California 94063 ("Debtor"), and DDJ Capital Management, LLC as agent (the "Holders' Agent") for the ratable benefit of the holders from time to time of the Senior Discount Notes referred to below (the "Holders").

                             Preliminary Statement
                             ---------------------

     Ampex Data Systems Corporation, a Delaware corporation ("Data Systems") is a wholly-owned subsidiary of Debtor. Pursuant to a Note Purchase Agreement dated as of November 6, 2000 (the "Note Purchase Agreement") between Data Systems, Debtor, the Holders' Agent, and the purchasers of Senior Discount Notes referred to therein (the "Purchasers"), Data Systems has issued and sold to the Purchasers $8,919,555.56 aggregate principal amount at maturity of the Senior Discount Notes of Data Systems (the "Discount Notes").

     In order to induce the Purchasers to purchase the Discount Notes, Debtor has agreed to secure the payment and performance of all of the obligations of Data Systems and Debtor under the Note Purchase Agreement by granting to the Holders' Agent, for the ratable benefit of the Holders (in such capacity, the "Secured Party"), a security interest in the Collateral (as defined below).

     In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto hereby agree as follows:

     1.  DEFINITIONS.   The terms used herein have the meanings given to them in
         ------------
the text hereof, in SCHEDULE 1 hereto and in the UCC (defined below).
                    ----------

     2.   GRANT OF SECURITY INTEREST.   To secure the Obligations, Debtor hereby
          ---------------------------
grants to the Secured Party a continuing security interest in, general lien on and right of set-off against the Collateral. If, before the Obligations have been satisfied in full, the Debtor shall enter into any license agreements providing for the payment to Debtor of any royalty income for the licensing by Debtor of any patents now or hereafter owned by Debtor, then: (a) Debtor shall give the Secured Party prompt written notice thereof; (b) SCHEDULE 2 hereto
                                                          ----------
shall be amended to include such license agreements as "License Agreements" hereunder; and (c) Debtor shall execute and deliver to Secured Party such additional instruments and documents, including UCC-1 financing statements, as are necessary or appropriate or as Secured Party may reasonably request to evidence its interest in the Collateral attributable to such License Agreements.

     3.   COLLATERAL IN DEBTOR'S POSSESSION.   Until the occurrence of an Event
          ----------------------------------
of Default, Debtor reserves the right to receive and hold the Collateral, including without limitation all Collateral Revenues, and if Secured Party receives any such Collateral or Collateral Revenues prior to an Event of Default, Secured Party shall promptly pay and deliver the same to Debtor. Prior to an Event of Default, Secured Party shall not contact any of the licensees under any License Agreements.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Debtor hereby
          ------------------------------------------
represents, warrants and covenants to Secured Party as follows, except that with respect to the following representations, warranties and covenants, each of Debtor and Secured Party hereby acknowledges that the License Agreements with Hitachi, Ltd. and Toshiba prohibit the assignments by Debtor of its rights thereunder:

     4.1   Power and Authority.   Debtor has full corporate power, authority and
           --------------------
the legal right to grant to the Secured Party the security interest in the Collateral granted hereunder; and to execute, deliver and perform its obligations hereunder. This Security Agreement has been duly and validly executed and delivered by Debtor, and constitutes Debtor's legal, valid and binding obligation, enforceable against Debtor in accordance with its terms.

     4.2   Title to Collateral.  Debtor has and will maintain good and
           --------------------
marketable title to the Collateral, free and clear of all liens, claims, encumbrances or rights of others (other than the security interest granted to the Secured Party hereunder). There is no financing statement (or similar statement, agreement, pledge, mortgage, notice or registration), lien (including any federal or state tax lien), suit (including any action, proceeding, or other litigation pending, or to Debtor's knowledge, threatened) or judgment (including any award, injunction, order) filed with, registered, indexed or recorded in any public office, court, arbitration panel, administrative agency or regulatory authority, directly or indirectly, naming or encumbering or covering or involving any of the Collateral. Each of the License Agreements is genuine and in all respects what it reports to be and, to Debtor's knowledge, represents the genuine, valid and binding obligations of each licensee thereunder, evidences true and undisputed obligations enforceable in accordance with its terms, and is in compliance and conforms with all applicable federal, state and local laws and applicable laws of any jurisdiction outside of the United States in effect on the date hereof.

     4.3   Perfected Security Interest.  The execution and delivery of this
           ----------------------------
Security Agreement and the grant by Debtor of a security interest in the Collateral hereunder creates a valid security interest in the Collateral which has attached and is enforceable and which, upon filing of the Financing Statements with the Secretary of State of the State of California (which is the only jurisdiction in which Financing Statements are required to be filed), will be perfected and subject to no prior or equal security interest.

     4.4   Maintenance of the Collateral.  Debtor shall keep and maintain the
           ------------------------------
Collateral, shall duly and timely fulfill and perform all obligations on its part to be fulfilled or performed under or in connection with the License Agreements, and shall not take any action or omit to take any action that could reasonably be expected to impair its rights thereunder. Debtor shall use its best efforts to collect or cause to be collected from the licensees named in each License Agreement, as and when due, any and all amounts owing under or on account of such License Agreement (including, without limitation, any payments thereunder which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures), and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance payable under such License Agreement. Except as contemplated hereby, Debtor shall not, without Secured Party's written consent, sell, assign, lease, transfer, hypothecate, mortgage, incur, permit or suffer to exist a lien upon, or otherwise dispose of any of the Collateral, and nothing in this Security Agreement shall be deemed a consent by the Secured Party to any such action except as expressly permitted herein. Debtor shall maintain the security interest created by Debtor under this Security Agreement and will defend the Collateral against and take such other action as is necessary to remove any other lien on the Collateral except as permitted hereunder.

     4.5     Chief Executive Office; Records.  Debtor shall keep and maintain
             --------------------------------
its chief executive office at 500 Broadway, Redwood City, California. Debtor shall keep and maintain at its chief executive office, at its own cost and expense, to the reasonable satisfaction of Secured Party, complete and accurate records relating to the License Agreements, including, but not limited to, records of all payments received and all credits granted thereon, and all other dealings in connection therewith. Debtor shall make all such records available or deliver to Secured Party or its representatives, from time to time, both promptly following Secured Party's request and immediately following an Event of Default, all at Debtor's own cost and expense. If Secured Party shall so request, upon an Event of Default the Debtor shall promptly (i) legend, register and record, in form and substance satisfactory to Secured Party, the License Agreements and other books, records and documents evidencing or pertaining thereto, with an appropriate reference to the interest of the

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Secured Party therein and (ii) notify the licensee with respect thereto to make payments directly to the Secured Party.

     4.6   No Violation of Law; Indemnity.  Debtor has not and shall not
           -------------------------------
acquire, obtain, hold, possess, maintain, use, sell, transfer, grant, pledge, or dispose (for purposes of this section, collectively "Debtor's use") of any of the Collateral in violation of any statute, law, rule, ordinance, regulation, policy, procedure, injunction, award, decree, judgment, contract, agreement, understanding, or right or interest of any other Person (for purposes of this section collectively "violation"), and to Debtor's knowledge no such violation has been made by any other Person and no basis for a claim of any such violation exists. Debtor shall indemnify and hold Secured Party harmless from and against any such violation, or any other loss, liability, damage, cost or expense whatsoever arising out of or in connection with Debtor's use of any of the Collateral.

     4.7     License Agreements.   Schedule 2 hereto lists each License
             -------------------   ----------
Agreement in effect as of the date hereof pursuant to which the Debtor received during 1999, or expects to receive during 2000 or 2001, any patent royalties, license fees or similar payments. The aggregate amount of all patent royalties, license fees or similar payments received by Debtor during its 1999 fiscal year pursuant to the License Agreements was approximately $13.3 million, of which not more than $350,000 was attributable to the License Agreements with Hitachi, Ltd. and Toshiba.

     5.  EVENTS OF DEFAULT.  The occurrence of any "Event of Default" under the
         ------------------
Note Purchase Agreement shall constitute an "Event of Default" hereunder.

     6.  REMEDIES.
         ---------

     6.1 Cumulative Rights and Remedies.  Upon the occurrence of an Event of
         ------------------------------
Default, the Secured Party shall have the rights, powers and remedies (i) granted to secured parties under the UCC or other applicable Uniform Commercial Code; (ii) granted to the Secured Party under any other applicable statute, law, rule or regulation; and (iii) granted to the Secured Party under this Security Agreement (including without limitation the right to cause the registration of this Security Agreement with the United States Patent and Trademark Office), the Note Purchase Agreement or any other agreement between the Debtor and the Secured Party. In addition, all such rights, powers and remedies shall be cumulative and not alternative. Any single or partial exercise of, or forbearance, failure or delay in exercising any right, power or remedy shall not be, nor shall any such single or partial exercise of, or forbearance, failure or delay be deemed to be a limitation, modification or waiver of any right, power or remedy and shall not preclude the further exercise

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thereof; and every right power and remedy of the Secured Party shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed and delivered with respect to each such waiver by the Secured Party.

     6.2  Additional Rights of the Secured Party.  Without limiting the
          --------------------------------------
provisions of section 6.1, upon an Event of Default, the Secured Party may, from time to time, in its discretion, and without Debtor's assent, without advertisements or notices of any kind (except for the notice specified in section 6.4 below regarding notice required in connection with a public or private sale), or demand for performance or other demand, or obligation or liability (except to account for amounts actually received) to Debtor or any other Person (all such advertisements, notices and demands, obligation and liabilities, if any, hereby being expressly waived and discharged to the extent permitted by law), forthwith and subject to all applicable laws and regulations, enter any premises, with or without the assistance of other persons or legal process, require Debtor to account for (including accounting for any products and proceeds of any Collateral), segregate, assemble, make available and deliver to Secured Party or its representatives, take possession of, collect, transfer and receive, recover, appropriate, foreclose, extend payment of, adjust, compromise, settle, release any claims included in, and do all other acts or things necessary or, in Secured Party's judgment appropriate, to protect, maintain, preserve and realize upon the Collateral and any products and proceeds thereof, in whole or in part, exercise all rights, powers and interests with respect to any and all Collateral, and sell, assign, license, pledge, transfer, negotiate (including, without limitation, endorse checks, drafts, orders, or instruments), deliver or otherwise dispose (by contract, option(s) or otherwise) the Collateral or any part thereof. Any such disposition may be in one or more public or private sales, at such price, for cash or credit (or for future delivery without credit risk) and upon such other terms and conditions, and at such locations, as it deems appropriate, with the right of the Secured Party (to the extent permitted by law upon any such sale or sales, public or private) to purchase the whole or any part of said Collateral, free of any right, claim or equity of redemption (such rights, claims and equity of redemption, if any, hereby being expressly waived). Notwithstanding that the Secured Party, whether in its own behalf or on behalf of another or others, may continue to hold the Collateral, and regardless of the value thereof, or may delay or fail to dispose thereof, unless and then only to the extent that the Secured Party proposes to retain the Collateral in satisfaction of the Obligations by written notice in accordance with the UCC, Debtor shall be and remain liable for the payment in full of any balance of the Obligations at any time unpaid.

     6.3 Application of Proceeds.  The Secured Party may apply the net proceeds,
         -----------------------
if any, of any collection, receipt, recovery, appropriation, foreclosure or realization, or from any sale, assignment, license, pledge, transfer, delivery or disposition, after deducting all costs and expenses (including

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reasonable attorneys' fees, court costs and legal expenses) incurred therein or with respect to the care, safekeeping, custody, maintenance, protection, administration or otherwise of any and all of Collateral or in any way relating to the rights of the Secured Party under this Security Agreement: (i) first, to
                                                                      -----
the satisfaction of the Obligations, in whole or in part, in such order as the Secured Party may, in its discretion, elect; (ii) second, to the payment,
                                                  ------
satisfaction or discharge of any other indebtedness or obligation of Debtor as required by any law, rule or regulation; and (iii) lastly, the surplus, if any,
                                                   ------
to Debtor.

     6.4 Required Notice of Sale.  In exercising its rights, powers and remedies
         -----------------------
as secured party, the Secured Party agrees to give Debtor ten (10) days' notice of the time and place of any public sale of Collateral or of the time after which any private sale of Collateral may take place, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Debtor agrees that such period and notice is commercially reasonable under the circumstances.

     7.  POWER OF ATTORNEY.   Debtor hereby irrevocably constitutes and appoints
         ------------------
the Secured Party or any officer or agent thereof, with full power of substitution, as Debtor's true and lawful attorney-in-fact with full irrevocable power and authority in Debtor's place and stead and in Debtor's name or in its own name, upon an Event of Default and from time to time thereafter in the Secured Party's discretion, to take any and all action, to do any and all things, including without limitation, to execute, endorse, deliver and file any and all writings, documents, instruments, notices, statements (including, without limitation, financing statements), applications and registrations (including, without limitation, registrations with the United States Patent and Trademark Office), checks, drafts, acceptances, money orders, or other evidence of payment or proceeds, which may be or become necessary or desirable in the sole discretion of the Secured Party to accomplish the terms, purposes and intent of this Security Agreement. Said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, unless and then only to the extent that the same constitutes its gross negligence or willful misconduct. This power is coupled with an interest and is irrevocable.

     8.  INDEMNIFICATION.  Debtor hereby indemnifies, saves and holds harmless
         ----------------
the Secured Party from and against all expenses, costs, liabilities, losses or damages, including, without limitation, reasonable attorney's fees and expenses, suffered or incurred by the Secured Party arising out of or in connection with this Security Agreement or the transactions contemplated hereby. Without limiting the foregoing, Debtor will pay to the Secured Party all expenses (including reasonable attorney's fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Obligations, or any actual or attempted sale, assignment, license or other disposition of, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof in accordance with the terms of this Security Agreement, and for the care of the Collateral and defending or asserting the rights and claims of the Secured Party in respect thereof, by litigation or otherwise, including expense of insurance, and all such expenses shall be deemed to be included in Debtor's Obligations.

     9.  OBLIGATIONS ABSOLUTE.  Debtor's Obligations shall be absolute,
         ---------------------
unconditional and irrevocable and shall be paid or satisfied strictly in accordance with their respective terms under all circumstances whatsoever, including without limitation: (i) the invalidity or unenforceability of all or any or any part of this Security Agreement or the Note Purchase Agreement, or any consent, waiver, amendment or modification hereof or thereof; (ii) the existence of any claim, setoff, defense or other right which Debtor may have at any time against the Secured Party or any other Person, whether in connection with this Security Agreement, the Note Purchase Agreement, the License Agreements or the transactions contemplated hereby or thereby; or (iii) the loss, theft, damage, destruction or unavailability to Debtor of the Collateral for any reason whatsoever, it being understood and agreed that the Debtor retains all liability and responsibility with respect to the Collateral.

     10.  BINDING AGREEMENT; ASSIGNMENT.  This Security Agreement shall bind and
          ------------------------------
inure to the benefit of the parties hereto, their respective, heirs, executors, administrators, successors and permitted assigns. Debtor may not, in whole or in part, directly or indirectly, assign this Security Agreement or its rights hereunder or delegate its duties hereunder without, in each instance, the specific prior written consent of the Secured Party, which consent may be withheld or delayed in the Secured Party's sole discretion.

     11. FURTHER ASSURANCES.   Debtor agrees, at any time and from time to time,
         -------------------
at Debtor's sole cost and expense, to obtain, procure, execute and deliver, file and affix such further agreements, bills of sale and assignment, instruments, documents, notices, statements (including financing statements), powers (including stock and bond powers, and powers of attorney), tax stamps and information, and to do or cause to be done all such further acts and things (including the execution, delivery and filing of financing statements on Form UCC-1, payment of filing fees and transfer, gains and recording taxes) as the Secured Party may reasonably request, from time to time, in its discretion, and to pay all fees, costs and expenses relating thereto. Upon Debtor's failure to abide by and comply with its obligations under this section 11, in addition to its other rights and remedies, the Secured Party may, in its sole discretion and to the extent it deems necessary, advisable or appropriate, take or cause such action to be taken or thing to be done as required hereby and under the UCC and the costs incurred in connection therewith shall be deemed to be included in Debtor's Obligations. Without limiting the foregoing, Debtor authorizes Secured Party, to the extent permitted under the UCC, to execute, file or file without Debtor's signature any and all financing statements, amendments thereto and continuations thereof as the Secured Party deems necessary or appropriate and Debtor shall pay, indemnify Secured Party for and hold Secured Party harmless from and against any and all costs and expenses in connection therewith.

     12. TERM.  This Security Agreement shall commence on the date hereof and
         -----
shall terminate upon the indefeasible payment and performance in full of all of the Obligations. Upon termination of this Security Agreement, at the request and expense of the Debtor, the Secured Party will promptly execute and deliver to the Debtor a proper instrument or instruments (including UCC termination statements on Form UCC-3) acknowledging the satisfaction and termination of this Security Agreement, and will duly assign, transfer and deliver to the Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Secured Party that has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement.

     13.   MISCELLANEOUS.
           --------------

     13.1 Amendments, Consents, Authorizations.  None of the terms or provisions
          ------------------------------------
of this Security Agreement may be waived, altered, modified, or amended except in each instance by a specific written instrument duly executed by the party to be charged. Without limiting the foregoing, no action or omission to act shall be deemed to be a consent, authorization, representation or agreement of any party hereto, under the UCC or otherwise, unless, in each instance, the same is in a specific writing signed by such party.

     13.2 Notices.  All notices under this Security Agreement shall be in
          -------
writing and shall be deemed effective if made in accordance with and as provided in the Note Purchase Agreement.

     13.3 Governing Law.  This Security Agreement shall be governed by and
          -------------
construed in accordance with the laws of the State of California applicable to contracts made and wholly performed in the State of California.

     13.4 WAIVER OF RIGHT TO JURY TRIAL.  EACH OF DEBTOR AND SECURED PARTY
          ------------------------------
HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, CAUSE OF ACTION, COUNTERCLAIM OR OTHER PROCEEDING BASED UPON

OR ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, THE NOTE PURCHASE AGREEMENT, THE VALIDITY OR ENFORCEABILITY OF THIS SECURITY AGREEMENT, THE NOTE PURCHASE AGREEMENT OR ANY PROVISIONS HEREOF OR THEREOF, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     13.5 Severability.  If and to the extent that any provision of this
          ------------
Security Agreement shall be held invalid and unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

     13.6 Captions.  The headings, titles and captions used herein are for
          --------
convenience only and shall not effect the construction of this Security Agreement or any term or provision hereof.

                                 [END OF TEXT]

     IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Security Agreement and as of the date first set forth above.

                                    AMPEX CORPORATION


                                    By:___________________________
                                       Name:
                                       Title:



                                    DDJ CAPITAL MANAGEMENT, LLC, as
                                    Agent for the ratable benefit of the holders from time to time of the Senior Discount
Notes


                                    By:____________________________
                                      Name:
                                      Title: Managing Member

                                  SCHEDULE 1
                                  ----------

                                  DEFINITIONS
                                  -----------

     "Collateral" means all of the right, title and interest now owned or
      ----------
hereafter acquired by Debtor, as licensor under the License Agreements, including, without limitation, Debtor's rights to receive all royalties, license fees and other payments thereunder and all accounts receivable arising in connection therewith; and all additions thereto, substitutions therefor and replacements thereof, all royalty and other receivables, income, interest, dividends, distributions and earnings thereon or other monies or revenues derived therefrom ("Collateral Revenues"); and all products and proceeds of the
                    -------------------
foregoing.

     "Collateral Revenues" has the meaning accorded to such term in the
      -------------------
definition of Collateral.

     "Event of Default" has the meaning accorded to such term in section 5
      ----------------
hereof.

     "Financing Statements" means the financing statements on Form UCC-1,
      --------------------
covering the security interest in the Collateral granted by the Debtor to the Secured Party hereunder.

     "License Agreements" means the patent license agreements (and any and all
      ------------------
amendments, modifications and supplements thereto entered into by Debtor after the date hereof) listed in SCHEDULE 2 hereto, as such SCHEDULE 2 may be amended
                           ----------                 ----------
from time to time in accordance with the terms and conditions of this Security Agreement.

     "Obligations" means all indebtedness, obligations and liabilities of Debtor
      -----------
or Data Systems to the Secured Party arising under or in connection with this Security Agreement, the Note Purchase Agreement, or any other agreement between Debtor or Data Systems and the Secured Party, including, without limitation, obligations of Debtor or Data Systems to pay (or reimburse the Secured Party for) all costs and expenses (including reasonable attorneys' fees) incurred by the Secured Party in obtaining, maintaining, protecting and preserving the Collateral or its security interest therein, foreclosing, retaking, holding, preparing for sale, selling, licensing or otherwise disposing or realizing on the Collateral or in exercising its rights hereunder or as secured party under the UCC, or any other applicable law, regulation or rule, now or hereafter existing.

     "Person" means any individual, corporation, partnership, association, firm,
      ------
or other entity.

     "UCC" means the Uniform Commercial Code of the State of California.
      ---

                                       12